EXHIBIT 5.1
                             SHEARMAN & STERLING LLP

                              599 LEXINGTON AVENUE
                             NEW YORK, NY 10022-6069
                                  212 848-4000







                                November 30, 2004



CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039


                                 CIT Group Inc.
                                 --------------

Ladies and Gentlemen:

         We are acting as counsel for CIT Group Inc., a corporation organized under the laws of Delaware (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-8 (the "Registration Statement"), with respect to $10,000,000 of Deferred Compensation Obligations (the "Obligations"), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the CIT Group Inc. Deferred Compensation Plan (the "Plan").

         In connection with the foregoing, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion herein concerning any other laws.


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         Based upon the foregoing and having regard for such legal
considerations as we have deemed relevant, we are of the opinion that, when issued in accordance with the terms of the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors rights.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the General Rules and Regulations of the Commission promulgated thereunder.


                                            Very truly yours,

                                            /s/ Shearman & Sterling LLP




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